                                                                 Exhibit 10.7.2

                                SECOND AMENDMENT
                                     TO THE
           COMAIR HOLDINGS, INC. DEFERRED INCENTIVE COMPENSATION PLAN
           ----------------------------------------------------------


         Pursuant to the reserved power of amendment contained in Section 11.1 of the Comair Holdings, Inc. Deferred Incentive Compensation Plan (the "Plan"), the Plan is hereby amended effective as of March 31, 1998 in the following respects:

         1. The first sentence of Section 3.2(b) shall be amended in its entirety as follows:

         (b) SUBSEQUENT PLAN YEARS. For any Plan Year subsequent to the first Plan Year for which an Eligible Employee wishes to defer Compensation under the Plan, the Agreement shall be properly completed, executed and delivered to the Administrator 30 days prior to the first day of such Plan Year; provided however, for the Plan Year which begins April 1, 1998, the Agreement shall be properly completed, executed and delivered to the Administrator no later than March 31, 1998.

         2. Paragraph (a) of Section 5.1 shall be amended in its entirety as follows:

         (a) for amounts deferred pursuant to Section 4.1(a) (and earnings and losses thereon) and, for Plan Years ending on or before March 31, 1998, amounts deferred pursuant to Section 4.1(b) (and earnings and losses thereon), the date elected by the Participant (but not before he attains age 55); provided, the election was made at least 2 years in advance. Notwithstanding the above provisions, the Compensation Committee in its sole and absolute discretion can require that payments commence earlier than the date elected by the Participant. Upon distribution pursuant to this Section 5.1(a), the Participant shall no longer receive an allocation of deferred incentive compensation under
         Section 4.1(a) or defer compensation under Section 4.1(b).

         3. A new paragraph (b) shall be added to Section 5.1. The remainder of the paragraphs shall be renumbered accordingly. The new paragraph (b) shall read as follows:

         (b) for amounts deferred pursuant to Section 4.1(b) (and earnings and losses thereon) for Plan Years beginning on or after April 1, 1998, the date elected by the Participant in accordance with the provisions of
         Article 5.

         4. The first sentence of Section 5.2 shall be amended as follows:

         5.2 PAYMENT. Except for distributions due to hardship, payment of the Participant's Benefit shall commence within 45 days after the Valuation Date immediately following the occurrence of the payment event pursuant to Section 5.1(a) or 5.1(b).

         5. Section 5.3 shall be amended in its entirety as follows:

         5.3 FORM OF BENEFIT PAYMENTS. The Participant may elect to have the Benefit paid in any of the following forms:

             (a)      single lump sum payment;

             (b)      single life or joint life annuity;

             (c)      annual installments; or

             (d)      monthly installments.

         All Benefits shall be paid in the form of cash. Elections with respect to amounts deferred pursuant to Section 4.1(a) and amounts deferred pursuant to Section 4.1(b) for Plan Years ending on or before March 31, 1998 must be made at the time a Participant becomes an Eligible Employee and will be effective immediately. The election may be changed at any time by the Participant, and any change will be effective 2 years after executed by the Participant. Notwithstanding the foregoing, all distributions attributable to amounts deferred pursuant to Section 4.1(a) and amounts deferred pursuant to Section 4.1(b) for Plan Years ending on or before March 31, 1998, prior to age 55, other than due to the Participant's Disability, will be paid in a lump sum. Distributions made pursuant to a Participant's Disability will be paid pursuant to the Participant's election.

         With respect to amounts deferred pursuant to Section 4.1(b) for each Plan Year after March 31, 1998, at the time the participant elects to defer Compensation as provided in Section 3.2(b), he shall also elect the date on which benefit payments attributable to such deferrals (and any earnings or losses thereon) for such Plan Year shall begin and the form in which the benefits shall be paid. Such elections shall be irrevocable after the Plan Year to which it relates has commenced.

         If a Participant elects payment in a form other than a lump sum, the Compensation Committee may provide a different rate of return for the unpaid Account than under Section 4.2, comparable to a commercial annuity product or other similar fixed term financial product.


                                    * * *

         IN WITNESS WHEREOF, Comair Holdings, Inc. has caused this Second Amendment to be executed this 18th day of May, 1998.

                                          Comair Holdings, Inc.



                                          By: /s/ David R. Mueller
                                              -------------------------------
                                                   David R. Mueller,
                                                   Chairman of the Board and
                                                   Chief Executive Officer